                                                                    EXHIBIT (11)

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                    NALCO CHEMICAL COMPANY AND SUBSIDIARIES

                                                    YEAR ENDED DECEMBER 31
                                                  ----------------------------
                                                    1993      1992      1991
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)     --------  --------  --------
PRIMARY
  Average shares outstanding during the year.....   69,125    70,035    69,562
  Net effect of dilutive stock options and shares
   contingently issuable--based on the treasury
   stock method using average market price.......      738       945       815
                                                  --------  --------  --------
    TOTALS.......................................   69,863    70,980    70,377
                                                  ========  ========  ========
  Earnings from continuing operations before
   extraordinary loss and effect of accounting
   change........................................ $152,697  $144,989  $134,586
  Discontinued operations, net of taxes..........      --        --      3,205
  Extraordinary loss from retirement of debt, net
   of taxes......................................  (10,600)      --        --
  Cumulative effect of change in accounting for
   postretirement benefits other than pensions,
   net of taxes..................................  (56,462)      --        --
                                                  --------  --------  --------
  Net earnings...................................   85,635   144,989   137,791
  Preferred stock dividends, net of taxes........  (10,813)   (9,988)  (10,045)
                                                  --------  --------  --------
  Net earnings to common shareholders............ $ 74,822  $135,001  $127,746
                                                  ========  ========  ========
  Per share amounts:
  Earnings from continuing operations before
   extraordinary loss and effect of accounting
   change........................................ $   2.03  $   1.90  $   1.78
  Discontinued operations, net of taxes..........      --        --        .04
  Extraordinary loss from retirement of debt, net
   of taxes......................................     (.15)      --        --
  Cumulative effect of change in accounting for
   postretirement benefits other than pensions,
   net of taxes..................................     (.81)      --        --
                                                  --------  --------  --------
  Net earnings to common shareholders............ $   1.07  $   1.90  $   1.82
                                                  ========  ========  ========

                                                                    EXHIBIT (11)

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                    NALCO CHEMICAL COMPANY AND SUBSIDIARIES

                                                    YEAR ENDED DECEMBER 31
                                                  ----------------------------
                                                    1993      1992      1991
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)     --------  --------  --------
FULLY DILUTED
  Average shares outstanding during the year.....   69,125    70,035    69,562
  Average dilutive effect of assumed conversion
   of ESOP Convertible Preferred Shares..........    8,190     8,253     8,290
  Additional shares assuming exercise of dilutive
   stock options and shares contingently
   issuable--based on the treasury stock method
   using the year-end market price, if higher
   than average market price.....................      812       966     1,085
                                                  --------  --------  --------
    TOTALS.......................................   78,127    79,254    78,937
                                                  ========  ========  ========
  Earnings from continuing operations before
   extraordinary loss and effect of accounting
   change........................................ $152,697  $144,989  $134,586
  Discontinued operations, net of taxes..........      --        --      3,205
  Extraordinary loss from retirement of debt, net
   of taxes......................................  (10,600)      --        --
  Cumulative effect of change in accounting for
   postretirement benefits other than pensions,
   net of taxes..................................  (56,462)      --        --
                                                  --------  --------  --------
  Net earnings...................................   85,635   144,989   137,791
  Additional ESOP contribution resulting from
   assumed conversion, net of taxes..............   (5,254)   (5,625)   (5,711)
  Tax adjustment on assumed common dividends.....     (573)    2,563     2,545
                                                  --------  --------  --------
  Net earnings applicable to common shareholders. $ 79,808  $141,927  $134,625
                                                  ========  ========  ========
  Per share amounts:
  Earnings from continuing operations before
   extraordinary loss and effect of accounting
   change........................................ $   1.88  $   1.79  $   1.67
  Discontinued operations, net of taxes..........      --        --        .04
  Extraordinary loss from retirement of debt, net
   of taxes......................................     (.14)      --        --
  Cumulative effect of change in accounting for
   postretirement benefits other than pensions,
   net of taxes..................................     (.72)      --        --
                                                  --------  --------  --------
  Net earnings to common shareholders............ $   1.02  $   1.79  $   1.71
                                                  ========  ========  ========